UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2017

Acacia Diversified Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	1-14088	75-2095676
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13575 58th Street North - #138 Clearwater, FL 33760
(Address of Principal Executive Offices)

(727) 678-4420
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements
Statements in this Current Report on Form 8-K may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on the Acacia or MariJ Pharmaceuticals websites does not constitute a part of this Current Report.

Section 1 – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
During calendar year 2017, Acacia Diversified Holdings, Inc. (“Acacia” or the “Company”), borrowed funds on three separate occasions from our Chief Executive Officer, Richard K. Pertile, with such funds being utilized for, among other things, working capital. The total principal amount of these secured loans was $535,050.00, with interest accruing at 8% per annum (the “Indebtedness”). The Company has asked Mr. Pertile to forbear from demanding payment of the Indebtedness and to consolidate principal monies due to him from the three loans, accrued interest and the related expenses into one Consolidated Promissory Note in the original principal amount of $558,400.00, which will be due and payable on the earlier of demand or first from any capital money raised for the Company and which would bear interest at the rate of 8% per annum.
On September 25, 2017 the Company and Mr. Pertile entered into a Consolidated Loan Agreement which consolidated the principal, accrued interest and related expenses from the earlier three loans.  The principal amount of the loan (the “Loan”) is $558,400.00, as reflected in the Consolidated Promissory Note (the “Note”). The Note bears interest at 8% per annum. The Loan is secured by all of the tangible and intangible assets of the Company and its wholly-owned subsidiaries. Copies of the Consolidated Loan Agreement, the Consolidated Promissory Note and the Security Agreements are attached to this Current Report as exhibits.
Section 2 Financial Information
Item 2.03 Creation of a Direct Financial Obligation of a Registrant
During calendar year 2017, Acacia borrowed funds on three separate occasions from our Chief Executive Officer, Richard K. Pertile, with such funds being utilized for, among other things, working capital. The total principal amount of these secured loans was $535,050.00, with interest accruing at 8% per annum. The Company has asked Mr. Pertile to forbear from demanding payment of the Indebtedness and to consolidate principal monies due to him from the three loans, accrued interest and the related expenses into one Consolidated Promissory Note in the original principal amount of $558,400.00, which will be due and payable on the earlier of demand or first from any capital money raised for the Company and which would bear interest at the rate of 8% per annum.
On September 25, 2017 the Company and Mr. Pertile entered into a Consolidated Loan Agreement which consolidated the principal, accrued interest and related expenses from the earlier three loans.  The principal amount of the Loan is $558,400.00, as reflected in the Consolidated Promissory Note (the “Note”). The Note bears interest at 8% per annum. The Loan is secured by all of the tangible and intangible assets of the Company and its wholly-owned subsidiaries. Copies of the Consolidated Loan Agreement, the Consolidated Promissory Note and the Security Agreements are attached to this Current Report as exhibits.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
Exhibit No.	Description
10.1 10.2 10.3 10.4 10.5 10.6
Consolidated Loan Agreement
Consolidated Promissory Note
Security Agreement – Acacia Diversified Holdings, Inc.
Security Agreement -- Marij Agriculture, Inc.
Security Agreement – Marij Pharmacueticals, Inc.
Security Agreement – CannaCures Research & Development Center, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Acacia Diversified Holdings, Inc.

Date: November 1, 2017	/s/ Richard K. Pertile
Richard K. Pertile, Chief Executive Officer